UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT F 1934

Date of Report: May 5, 2008

Commission File Number: 333-137978

BUCKINGHAM EXPLORATION INC.
(Exact Name of Registrant as Specified in Charter)

NEVADA
(state or other jurisdiction of incorporation or organization)

1978 Vine Street, Suite 502
Vancouver, British Columbia, Canada, V6K 4S1
(Address of principal executive offices)

(604) 737 0203
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the
filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 5, 2008 Buckingham Exploration Inc. (“Buckingham”) entered into an agreement with Qualico Capital Corp. (“Qualico Capital”) whereby Buckingham engaged the public relations services of Qualico Capital for a 12 months period commencing on May 5, 2008. The services to be provided by Qualico Capital pursuant to the agreement include but are not limited to the preparation and dissemination of press releases and other communications materials to increase investor awareness of Buckingham in Europe and North America.

In consideration of the services to be provided Buckingham is obligated to pay to Qualico Capital $15,000 and 250,000 common restricted Buckingham shares by May 15, 2008, and an additional $85,000 by July 5, 2008. .

There was no material relationship between Buckingham or its affiliates and Qualico Capital other than in respect of the material definitive agreement entered into.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits. The following exhibits are included as part of this report:

10.1	Public Relations Agreement between Buckingham Exploration Inc. and Qualico Capital Corp. dated May 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2008	BUCKINGHAM EXPLORATION INC.
(Registrant) By: /s/ C. Robin Relph C. Robin Relph, President and Chief Executive Officer